EXHIBIT 99.1

                             JOINT FILING AGREEMENT


May 19, 1998


         The undersigned hereby agree, with respect to the Schedule 13D to which this joint filing agreement is an exhibit, to file a joint statement pursuant to Rule 13d-1(f)(1).




                                        /s/ Alton McEwen
                                        ----------------------------------------
                                        Alton McEwen, as President
                                        of Second Cup USA Holdings Ltd.



                                        /s/ Alton McEwen
                                        ----------------------------------------
                                        Alton McEwen, as Chief Operating Officer
                                        of The Second Cup Ltd.
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